Exhibit 99.1

Angel Studios, Inc. Completes Business Combination with Southport Acquisition Corporation

Angel Studios, Inc. to Trade Under NYSE Ticker Symbol “ANGX”

Provo, UT, September 10, 2025 -- Angel Studios, Inc. (“Angel” or the “Company”), an unprecedented media and technology company driven by 1.5 million grassroots Angel Guild members championing values-based stories, today announced the completion of Angel’s business combination with Southport Acquisition Corporation (OTC: PORT) (“Southport”), a special purpose acquisition company. The combined company will operate as Angel Studios, Inc., and its shares of Class A common stock are expected to begin trading the morning of September 11, 2025, on the New York Stock Exchange (“NYSE”) under the ticker symbol “ANGX.”

“This marks a huge milestone for Angel and our 1.5 million-plus Guild members worldwide,” said Neal Harmon, co-founder, chairman, and CEO of Angel. “Our model and technology are leading a movement to reshape entertainment, empowering audiences as virtual co-producers. The Guild selects stories that amplify light and timeless values—curating a powerful library through greenlighting films and shows for theaters, TV, or Angel streaming—and we're just getting started.”

Angel’s public company debut underscores the strong momentum propelling the Company into its next chapter. Through strong growth in Angel Guild membership, growing revenue performance, and an expanding global audience, Angel has demonstrated market demand and operational scalability. With a successful capital raise completed on September 5, 2025, Angel is well-positioned to accelerate innovation, expand values-based storytelling, and deliver long-term shareholder value.

The Company also announced the close of a $100 million credit facility with Trinity Capital, a leading alternative asset manager, that Angel will use to further expand the Angel Guild.

Angel is scheduled to ring the NYSE closing bell on September 11, 2025, at 4:00pm ET.

Advisors

Roth Capital Partners and Lake Street are serving as capital markets advisors to Angel. Oppenheimer & Co. is serving as financial and capital markets advisor to Southport. Mayer Brown LLP is acting as legal advisor to Angel, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Southport.

About Angel Studios, Inc.

Angel is a values-based distribution company for stories that amplify light to mainstream audiences. Through the Angel Guild, more than 1,500,000 paying members from more than 180 different countries help decide what film and television projects the studio will market and distribute, and support the filmmakers who create films and series that amplify light. For more information, please visit www.angel.com.

About Southport Acquisition Corporation

Southport is a blank check company formed in Delaware on April 13, 2021. Southport was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Southport is led by Chairman Jared Stone and Chief Executive Officer Jeb Spencer.

Cautionary Statement Regarding Forward-Looking Statement

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the business combination between Angel and Southport. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Southport's and Angel’s annual reports on Form 10-K, respectively, and quarterly reports on Form 10-Q, the registration statement or Form S-4 filed in connection with the business combination, including those under "Risk Factors" therein, and other documents filed by Southport and Angel from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Angel and Southport assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Angel nor Southport gives any assurance that either Angel or Southport, or the combined company, will achieve its expectations.

Investor Relations Contact:

Shannon Devine

MZ Group North America

Angel@mzgroup.us

Media Relations Contact:

Lori Heiselman

Angel Studios, Inc.

lori.heiselman@angel.com